Exhibit 99.03
The Hartford Financial Services Group, Inc.
LETTER TO THE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST
COMPANIES AND OTHER NOMINEES
Offer to Exchange
Any and All of the Outstanding

7.65% Hartford Life, Inc Debentures due 2027 (CUSIP 416592 AC7)	7.375% Hartford Life, Inc. Senior Notes due 2031 (CUSIP 416592 AE3)
For
The Hartford Financial Services Group, Inc. Senior Notes due 20
and Solicitation of Consents for Amendment of the Related Indenture
THE EXCHANGE OFFERS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER , 2006, UNLESS EXTENDED BY US (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”). IN ORDER TO BE ELIGIBLE TO RECEIVE THE EARLY CONSENT PAYMENT, HOLDERS OF THE HLI NOTES MUST TENDER THEIR HLI NOTES ON OR PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON , 2006, UNLESS EXTENDED BY US (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EARLY CONSENT DATE”).
To Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees:
     The Hartford Financial Services Group, Inc., or HFSG, is offering an opportunity to exchange, for each $1,000 principal amount of Hartford Life, Inc. notes, or the “HLI notes,” $1,000 principal amount of HFSG’s new Senior Notes due 20 , or the “HFSG notes,” and cash that, together with the “equivalent issue price’’ (as defined below) of the HFSG notes, equals the “total exchange price” (as defined below) for the series of HLI notes tendered. The total exchange price for each series of HLI notes is based on a fixed spread pricing formula described below. The total exchange price for each series of HLI notes includes an early consent payment of $ , which will be paid only to holders who validly tender their HLI notes on or prior to the early consent date and do not validly withdraw their tenders. Holders who validly tender their HLI notes after the early consent date will receive, for each $1,000 principal amount of HLI notes tendered, the total exchange price for that series of HLI notes, which does not include the early consent payment.
     The exchange offer with respect to the above series of HLI notes are collectively referred to as the “exchange offers.”
Determination of the Total Exchange Price
     The total exchange price for each series of the HLI notes will equal (a) the discounted value (excluding accrued interest), determined in accordance with the formula set forth in Annex A to the Prospectus and Consent Solicitation Statement (the “Prospectus”), of the remaining payments of principal and interest per $1,000 principal amount of such series of HLI notes through their maturity date, using a discount rate equal to the sum of (i) the bid-side yield to maturity on the % U.S. Treasury Security due 20 (determined as of the ‘‘price determination time,’’ as defined in the Prospectus), which we refer to as the ‘‘treasury yield,’’ plus (ii) the fixed spread listed below minus (b) in the case of HLI notes tendered after the early consent date, $ . The total exchange price for each series of HLI notes will be rounded to the nearest cent per $1,000 principal amount of such HLI notes.

	Outstanding			Reference U.S.	Fixed Spread
Security	Principal Amount	Maturity Date	Bloomberg Page	Treasury Security	(in basis points)
7.65% HLI Debentures due 2027	$250,000,000	June 15, 2027
7.375% HLI Senior Notes due 2031	$400,000,000	March 1, 2031
In addition, holders whose HLI notes are accepted for exchange will receive a cash payment representing accrued and unpaid interest to, but not including, the settlement date.
Determination of the Interest Rate on the HFSG notes
     The interest rate on the HFSG notes will equal (a) the treasury yield plus (b) % ( basis points) or, if the rate so determined is not an integral increment of 0.05% or 0.125%, the interest rate on the HFSG notes will be rounded down to the nearest increment of 0.05% or 0.125%, as the case may be.
Determination of the Equivalent Issue Price of the HFSG notes
     The equivalent issue price of the HFSG notes will equal the discounted value of the payments of principal and interest on $1,000 principal amount of the HFSG notes through their maturity date, using a discount rate equal to the sum of (a) the treasury yield, plus

(b) % ( basis points). The equivalent issue price of the HFSG notes will be rounded to the nearest cent per $1,000 principal amount of HFSG notes.
Amount of Cash Payment
     The cash payment for each $1,000 principal amount of each series of HLI notes will be equal to (a) the total exchange price for such HLI notes minus (b) the equivalent issue price of the HFSG notes to be issued in exchange for such HLI notes.
     The total exchange price for each $1,000 principal amount of HLI notes validly tendered and not validly withdrawn on or prior to the early consent date includes an early consent payment of $ . This early consent payment will be included in the total exchange price that holders receive upon completion of the exchange offers. Holders who tender their HLI notes after the early consent date will not receive the early consent payment and the total exchange price to such holders upon completion of the exchange offers will exclude the early consent payment.
Withdrawal Rights
     HLI notes tendered before the early consent date may be withdrawn at any time on or prior to 5:00 p.m., New York City time, on the early consent date but not thereafter. HLI notes tendered after the early consent date may not be withdrawn. See “The Exchange Offers—Expiration, Amendment and Termination of Exchange Offers” and “The Exchange Offers—Withdrawal of Tenders and Revocation of Corresponding Consents” of the Prospectus for a more complete description of the exchange offers and withdrawal provisions.
Conditions
     The exchange offers are subject to certain conditions that HFSG may assert or waive. The conditions include, among other things, the condition that HFSG receives valid and unrevoked tenders of at least a majority of the aggregate principal amount outstanding of each series of the HLI notes and the concurrent consummation of the other exchange offer. For additional information, see “The Exchange Offers—Conditions to the Exchange Offers and Consent Solicitations” of the Prospectus.
     We are asking you to contact your clients for whom you hold any of these notes. For your use and for forwarding to those clients, we are enclosing the Prospectus, the related Letter of Transmittal and Consent (“Letter of Transmittal”), together with Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup United States federal income tax withholding and a letter to holders summarizing the exchange offers. We will not pay you any fees or commissions for soliciting acceptances of the exchange offers. However, we will reimburse you for customary mailing and handling expenses incurred by you in forwarding these materials to your clients.
     WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. Please note that the exchange offers will expire at the expiration date, unless extended or earlier terminated. The exchange offers are subject to certain conditions. Please see the section of the Prospectus entitled “The Exchange Offers—Conditions to the Exchange Offers and Consent Solicitations.”
     If you or your clients would like to tender pursuant to the exchange offers any notes you hold, you may do so through DTC’s ATOP program or by following the instructions that appear in the Prospectus and in the related Letter of Transmittal. If you tender through ATOP you do not need to complete the Letter of Transmittal.
     If you have questions about the exchange offers or procedures for tendering, you should call the Dealer Managers or the Information Agent at one of their telephone numbers listed below. If you would like additional copies of the Prospectus and the Letter of Transmittal, you should call the Information Agent at its telephone number set forth below.
Very truly yours,
The Hartford Financial Services Group, Inc.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS CONSTITUTES YOU AS THE AGENT OF THE COMPANY OR THE DEALER MANAGERS, OR AUTHORIZES YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFERS OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.
The Information Agent for the Exchange Offers is:
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Banks and Brokers call: [     ]
All others call toll free: [     ]
The coordinating Dealer Manager for the Exchange Offers is:
Credit Suisse
Attention: [     ]
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Collect: [     ]
Toll free: [     ]
The dealer managers for the Exchange Offers are:
Citigroup
Attention: [     ]
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Collect: [     ]
Toll free: [     ]
Deutsche Bank Securities
Attention: [     ]
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Collect: [     ]
Toll free: [     ]

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